UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 7, 2005

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Finisar Corporation (“Finisar”) amends the Form 8-K Report dated April 7, 2005, filed with the Securities and Exchange Commission on April 11, 2005, to add disclosure under Item 3.02.

Item 1.01 Entry into a Material Definitive Agreement.

     On April 7, 2005, Finisar Corporation (“Finisar”) entered into an Agreement and Plan of Merger (the “Agreement”) to acquire I-TECH CORP. (“I-TECH”), a privately-held network test and monitoring company based in Eden Prairie, Minnesota. The Agreement provides for the merger of I-TECH with a wholly-owned subsidiary of Finisar and the issuance by Finisar to the sole holder of I-TECH’s common stock promissory notes having an aggregate principal amount of approximately $12.1 million which are convertible into shares of Finisar common stock over a period of one year following the closing of the acquisition. A convertible promissory note in the principal amount of $1 million will be deposited into an escrow account for twelve (12) months following the closing to satisfy certain indemnification obligations of the I-TECH stockholder. The exact number of shares of Finisar common stock to be issued pursuant to the promissory notes is dependent on the trading price of Finisar’s common stock on the dates of conversion of the notes. A copy of the Agreement is attached hereto as Exhibit 10.27 and copies of the convertible promissory notes are attached hereto as Exhibits 10.28 and 10.29. The description of the terms of the acquisition is qualified by reference to the agreements attached hereto as Exhibits 10.27, 10.28 and 10.29. A copy of the press release announcing the signing of the Agreement is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On April 8, 2005, Finisar completed the acquisition of I-TECH described in Item 1.01 above. The transaction will be accounted for as a purchase. Prior to the closing of the acquisition, there were no material relationships between Finisar and I-TECH or any related parties or affiliates of I-TECH.

Item 3.02 Unregistered Sales of Equity Securities.

     Finisar will issue shares of common stock upon conversion of the promissory notes described in Item 1.01 above. The issuance of such notes and the shares of common stock issuable upon conversion thereof has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) and Regulation D promulgated under the Act.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
*10.27	Agreement and Plan of Merger dated April 7, 2005 by and among Finisar Corporation, I-Robot Acquisition Corp., I-TECH CORP. and Steven Bucher.
*10.28	Convertible Promissory Note dated April 8, 2005 issued by Finisar Corporation to Steven Bucher with a principal amount of $11.061 million.
*10.29	Convertible Promissory Note dated April 8, 2005 issued by Finisar Corporation to Steven Bucher with a principal amount of $1 million.
*99.1	Press Release dated April 7, 2005 announcing that Finisar Corporation has signed an agreement to acquire I-TECH CORP.

*	Filed with the original Form 8-K Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary